Exhibit 99.1

CONTACT:
InvestorRelations@getcosi.com

Così, Inc. Appoints Willy Nicolini as New Vice President of Operations

Boston, MA - October 6, 2015 (GLOBE NEWSWIRE) - Cosi, Inc. (NASDAQ:  COSI), the fast-casual restaurant company, today announced that it has appointed Willy Nicolini as Vice President of Operations, effective September 30, 2015.

Nicolini, 59 years old, joined Cosi as Vice President of Operations Services in March 2015, and has led multiple operational initiatives critical to Cosi's overall turnaround strategy. Nicolini comes to Cosi with 30 years of restaurant operations experience, including senior roles as Chief Operating Officer and Senior Vice President of Operations in turnaround and change management situations.  Most recently, Nicolini was the COO of CSPB Holdings (dba Pinkberry Frozen Yogurt), in New York City, from July 2013, until he joined Cosi.  Prior to that, he served as Regional Vice President of Uno Chicago Grill, in Boston, from November 2010 to June 2013, and as Senior Vice President of Operations, Owner / Operator, of ABP Corporation (Au Bon Pain), from 2003 to October 2010.
"I'm very excited to welcome Willy Nicolini into the VP of Operations role effective immediately," said R. J. Dourney, Cosi's CEO & President.  "Willy will be responsible for leading our restaurants to realize our vision to be "the best restaurant company in America".  He will be ensuring our execution exceeds our guests' expectations and strengthens the competitiveness and positioning of our brand, fosters an environment where our people will excel, and delivers the financial results we need to drive growth. His track record is outstanding," stated Dourney.
"I am excited to be the change agent of Cosi operations," said Nicolini.  "We are making progress, and our focus remains on people development, sales growth and profitability as we lead this Company into the future," Nicolini went on to say.

Nicolini replaces Bryan Marks, Cosi's prior Vice President of Operations. On September 30, 2015, Marks resigned his position with the Company to pursue other opportunities, effective October 14, 2015.  "Bryan has been an important member of our team over the past 18 months," said Dourney.  "We thank him for his contributions, and we wish him success in his future endeavors." stated Dourney.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 79 Company-owned and 30 franchise restaurants operating in fifteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2015 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Miguel Rossy-Donovan
Chief Financial Officer
(857) 415-5020